      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 20, 2005
                                                           FILE NO. 333-________

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------

                               AMISTAR CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                CALIFORNIA                                  95-2747332
      (STATE OR OTHER JURISDICTION OF                    (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NO.)

                  237 VIA VERA CRUZ, SAN MARCOS, CA 92078-2698
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                                -----------------

                               AMISTAR CORPORATION
                             2005 STOCK OPTION PLAN
                    2004 INDIVIDUAL COMPENSATION ARRANGEMENTS
                            (FULL TITLE OF THE PLAN)

                                -----------------

                                GREGORY D. LEISER
                             Chief Financial Officer
                               AMISTAR CORPORATION
                                237 Via Vera Cruz
                        San Marcos, California 92078-2698
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (760) 471-1700
           TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE

                                -----------------

                                    COPY TO:

                             ROGER H. LUSTBERG, ESQ.
                              BINGHAM MCCUTCHEN LLP
                        355 South Grand Avenue, Suite 440
                              Los Angeles, CA 90071
                                 (213) 680-6400

                                   CALCULATION OF REGISTRATION FEE

====================================================================================================
                                                      PROPOSED         PROPOSED
                                       AMOUNT          MAXIMUM          MAXIMUM         AMOUNT OF
     TITLE OF EACH CLASS OF            TO BE       OFFERING PRICE      AGGREGATE      REGISTRATION
  SECURITIES TO BE REGISTERED      REGISTERED(1)    PER SHARE(2)   OFFERING PRICE(2)       FEE
----------------------------------------------------------------------------------------------------
Common Stock,
$.01 par value...................     388,000           $3.00        $1,164,000.00       $137.00
====================================================================================================

     (1) INCLUDES 300,000 SHARES ISSUABLE PURSUANT TO THE REGISTRANT'S 2005 STOCK OPTION PLAN AND 88,000 SHARES ISSUABLE PURSUANT TO INDIVIDUAL COMPENSATION ARRANGEMENTS WITH EMPLOYEES OF THE REGISTRANT, AS SUCH NUMBER MAY BE ADJUSTED IN THE EVENT OF A MERGER, CONSOLIDATION, REORGANIZATION, LIQUIDATION, RECAPITALIZATION, STOCK DIVIDEND, STOCK SPLIT OR OTHER EVENT INVOLVING THE REGISTRANT.

     (2) ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE PURSUANT TO THE PROVISIONS OF RULE 457(H) BASED ON THE CLOSING PRICES REPORTED ON JUNE 15, 2005. IT IS NOT KNOWN HOW MANY SHARES, IF ANY, WILL BE PURCHASED UPON EXERCISE OF THE OPTIONS GRANTED UNDER THE PLAN OR THE INDIVIDUAL COMPENSATION ARRANGEMENTS OR AT WHAT PRICE SUCH SHARES WILL BE PURCHASED.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "SEC") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by
Item 2 of Form S-8, and the documents incorporated by reference in this registration statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Amistar Corporation (the "Registrant") with the SEC are hereby incorporated by reference in this Registration
Statement:

     (a) The Registrant's latest Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 filed on March 30, 2005;

     (b) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005 filed on May 6, 2005;

     (c) The Registrant's Current Reports on Form 8-K filed on May 6, 2005 and May 13, 2005; and

     (d) The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A, as filed with the SEC under
          Section 12(g) of the Exchange Act on April 19, 1985, including any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS OR COUNSEL.

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company is a California corporation. The Company's Articles of Incorporation and Bylaws provide for indemnification of the officers and directors of the Company to the full extent permitted by law. Section 317 of the General Corporation Law of the State of California ("GCL") provides that a California corporation has the power to indemnify its officers and directors in certain circumstances.

     Subdivision (b) of Section 317 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor), against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if such director or officer acted in good faith and in a manner reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such director or officer was unlawful.

     Subdivision (c) of Section 317 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred by such director or officer in connection with the defense or settlement of the action if such director or officer acted in good faith, in a manner believed to be in the best interests of the corporation and its shareholders, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation in the performance of such director's or officer's duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for expenses and then only to the extent the court shall determine.

     Section 317 further provides that to the extent a director or officer of the corporation has been successful in the defense of any proceeding referred to in subdivision (b) or (c) or in a defense of any claim, issue, or matter therein, such director or officer shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 317 shall not be deemed exclusive of any additional rights to which the indemnified party may be entitled; and that the corporation shall have power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against or incurred by such director or officer in such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against that liability under Section 317.

     The Company's Articles of Incorporation provide that the liability of the directors of the Company for monetary damages shall be eliminated to the fullest extent permissible under California law. The Company's Bylaws provide for indemnification of the officers and directors to the maximum extent permitted by California law. Subdivision (a)(10) of Section 204 of the GCL provides that such exculpation from liability may not be afforded (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omission that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, of a risk of serious injury to the corporation or its shareholders,
(v) for acts or omissions that constitute an unexcused pattern or inattention that amounts to an abdication of such director's duty to the corporation or its shareholders, (vi) under Section 310 or (vii) under Section 316.

     The foregoing is only a summary of the described sections of the GCL and is qualified in its entirety by the reference to such sections.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     The following exhibits are filed as part of this Registration Statement:

     5.1 Opinion of Bingham McCutchen LLP as to the legality of the securities being registered.

     10.14    Amistar Corporation 2005 Stock Option Plan.

     10.15 Amistar Corporation Form of Agreement for Individual Compensation Arrangements.

     23.1     Consent of Bingham McCutchen LLP (included in Exhibit 5.1).

     23.2     Consent of BDO Seidman, LLP.

     24.1 Power of Attorney (included in signature page to Registration Statement).

ITEM 9.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectuses filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (i) and (ii) above do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

          (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                  [Remainder of page intentionally left blank]

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Marcos, State of California, on this 20th day of June, 2005.


                                   AMISTAR CORPORATION


                                   By: /s/ Stuart C. Baker
                                       --------------------------------------
                                           Stuart C. Baker, PRESIDENT

                                POWER OF ATTORNEY

     We, the undersigned Officers and Directors of Amistar Corporation, hereby severally constitute and appoint Stuart C. Baker and Gregory D. Leiser and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as Officers and Directors to enable Amistar Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                      Title                          Date
---------                                      -----                          ----
/s/ Stuart C. Baker             President and Chairman of the Board      June 20, 2005
----------------------------       (Principal Executive Officer)
    STUART C. BAKER



/s/ Gregory D. Leiser            Vice President Finance and Chief        June 20, 2005
----------------------------             Financial Officer
    GREGORY D. LEISER                (Principal Financial and
                                        Accounting Officer)


/s/ Sanford B. Ehrlich                       Director                    June 20, 2005
----------------------------
    DR. SANFORD B. EHRLICH


/s/ William W. Holl              Secretary, Treasurer and Director       June 20, 2005
----------------------------
    WILLIAM W. HOLL


/s/ Gordon S. Marshall                       Director                    June 20, 2005
----------------------------
    GORDON S. MARSHALL


/s/ Carl C. Roecks                           Director                    June 20, 2005
----------------------------
    CARL C. ROECKS


\s\ Howard C. White                          Director                    June 20, 2005
----------------------------
    HOWARD C. WHITE

                                INDEX TO EXHIBITS

EXHIBIT NUMBER                      DESCRIPTION
--------------                      -----------

     5.1 Opinion of Bingham McCutchen LLP as to the legality of the securities being registered.

    10.14      Amistar Corporation 2005 Stock Option Plan.

    10.15 Amistar Corporation Form of Agreement for individual compensation arrangements.

    23.1       Consent of Bingham McCutchen LLP (included in Exhibit 5.1).

    23.2       Consent of BDO Seidman, LLP.

    24.1       Power of Attorney (included in signature page to Registration
               Statement).